Exhibit 23.2

Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm of XL Financial Assurance Ltd.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We hereby consent to the incorporation by reference in this Prospectus Supplement of DSLA Mortgage Loan Pass-Through Certificates, Series 2006-AR1 comprising part of the Registration Statement (No. 333-127352) of our report dated March 7, 2006 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

PricewaterhouseCoopers

Chartered Accountants

Hamilton, Bermuda
March 22, 2006